CUSIP NO. 140475104	Schedule 13D	EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date: September 7, 2018

SAM LEVINSON

/s/ Sam Levinson

SIMON GLICK

/s/ Simon Glick

SEYMOUR PLUCHENIK

/s/ Seymour Pluchenik

SILK PARTNERS, LP

By	Siget, LLC, a Delaware limited liability company and general partner of Silk Partners, LP

By	/s/ Seymour Pluchenik
Name: Seymour Pluchenik Title: Managing Member

SIGET, LLC

By	/s/ Seymour Pluchenik
Name: Seymour Pluchenik Title: Managing Member

SIGET NY PARTNERS, L.P.

By	1271 ASSOCIATES, LLC, a Delaware limited liability company and general partner of Siget NY Partners, L.P.

By	/s/ Seymour Pluchenik
Name: Seymour Pluchenik Title: Managing Member

1271 ASSOCIATES, LLC

By	/s/ Seymour Pluchenik
Name: Seymour Pluchenik Title: Managing Member

PF INVESTORS, LLC

By	/s/ Seymour Pluchenik
Name: Seymour Pluchenik Title: Manager